UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2006

SYBASE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16493	94-2951005
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
One Sybase Drive
Dublin, CA 94568
(Address of principal executive offices, including zip code)
(925) 236-5000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4
EXHIBIT 99.5
EXHIBIT 99.6

Item 1.01 Entry Into a Material Definitive Agreement.
     On January 31, 2006 the Sybase, Inc. (the “Company”) Board of Directors approved the 2006 compensation of Mr. John S. Chen, the Company’s Chairman, CEO and President. On January 31, 2006 the Compensation Committee of the Board of Directors approved the 2006 compensation of the following Company officers (i) Marty Beard, SVP, Corporate Development and Marketing, (ii) Mr. Raj Nathan, SVP, Information Technology & Solutions Group, (iii) Pieter Van der Vorst, SVP & Chief Financial Officer, (iv) Thomas Volk, EVP, International Field Operations. Letters detailing 2006 cash compensation (including base salary, targeted bonus and total targeted earnings), bonus targets and criteria, and long-term incentive awards for Mr. Chen and the officers named above are filed as Exhibits 99.1 to 99.6 to this report.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
99.1	Letter, dated January 31, 2006 to John S. Chen regarding 2006 compensation.

99.2	Letter, dated January 31, 2006 to Marty Beard regarding 2006 compensation.

99.3	Letter, dated January 31, 2006 to Raj Nathan regarding 2006 compensation.

99.4	Letter, dated January 31, 2006 to Pieter Van der Vorst regarding 2006 compensation.

99.5	Letter, dated January 31, 2006 to Thomas Volk regarding 2006 compensation.

99.6	Attachments A & B to Exhibits 99.1 to 99.5

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYBASE, INC.

Date: February 3, 2006	By:	/s/ Daniel R. Carl

Name: Daniel R. Carl
Title: Vice President and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter, dated January 31, 2006 to John S. Chen regarding 2006 compensation.

99.2	Letter, dated January 31, 2006 to Marty Beard regarding 2006 compensation.

99.3	Letter, dated January 31, 2006 to Raj Nathan regarding 2006 compensation.

99.4	Letter, dated January 31, 2006 to Pieter Van der Vorst regarding 2006 compensation.

99.5	Letter, dated January 31, 2006 to Thomas Volk regarding 2006 compensation.

99.6	Attachments A & B to Exhibits 99.1 to 99.5

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